Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-221740

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Floating Rate Senior Notes due 2022	$750,000,000	100.000%	$750,000,000	$97,350

(1)

Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registrant’s Registration Statement on Form S-3 (File No. 333-221740).

Prospectus Supplement

(To Prospectus dated November 24, 2017)

Hyatt Hotels Corporation

$750,000,000 Floating Rate Senior Notes due 2022

We are offering $750,000,000 of our floating rate senior notes due 2022 (the “notes”). The notes will mature on September 1, 2022.

We will pay interest on the notes quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2020. The notes will bear interest at a floating rate equal to three-month LIBOR plus 3.000% per annum. The interest rate payable on the notes will also be subject to adjustment based on certain rating events. See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate” and “Description of the Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

The notes will not be redeemable at our option at any time before the first anniversary of the issue date of the notes. At any time on or after the first anniversary of the issue date of the notes, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest. If we experience a change of control triggering event, we must offer to purchase the notes. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control.”

The notes will be our unsubordinated obligations and will rank equally with all of our existing and future unsecured unsubordinated debt.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Public Offering Price(1)	Underwriting Discount and Commissions	Proceeds, Before Expenses, to Us
Per note	100.000%	0.400%	99.600%
Total	$750,000,000	$3,000,000	$747,000,000

(1)	Plus accrued interest from September 1, 2020 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company, including direct and indirect participants Clearstream Banking, société anonyme, and Euroclear Banking, S.A./N.V., on or about September 1, 2020.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Securities	J.P. Morgan

Co-Managers

Wells Fargo Securities	Goldman Sachs & Co. LLC	Scotiabank

August 26, 2020

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate parts. The first part is this prospectus supplement, which describes the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information about us and securities we may offer from time to time. All of the information in this prospectus supplement will apply to this offering, but some of the general information in the accompanying prospectus does not apply to this offering and will be superseded by information in this prospectus supplement, as described below. Generally, when we refer to the “prospectus,” we are referring to both parts combined.

We are also incorporating additional documents by reference in this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.” You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including its exhibits, through the SEC’s website as described above.

S-ii

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020 (excluding the portions of our Definitive Proxy Statement on Schedule 14A, referenced in the bullet below, incorporated by reference therein);

•

the portions of our Definitive Proxy Statement on Schedule 14A , filed with the SEC on April 6, 2020, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 4, 2020, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2020, April 21, 2020, April 24, 2020 and May 21, 2020 (other than the portions of such documents not deemed to be filed).

If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

United States of America

+1 312 750 1234

You may also access all of the documents listed above and incorporated by reference in this prospectus supplement free of charge through our website at www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information on, or that may be accessed through, our website.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” the

S-iii

“Company” or “Hyatt” or other similar terms mean Hyatt Hotels Corporation and its consolidated subsidiaries. However, under “Description of the Notes” in this prospectus supplement, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus supplement, the term:

•

“Properties” refers to hotels, resorts and other properties, including branded spas and fitness studios, and residential, vacation and condominium ownership units that we develop, own, operate, manage, franchise or to which we provide services or license our trademarks;

•

“Hyatt portfolio of properties” or “portfolio of properties” refers to hotels, resorts and other properties that we develop, own, operate, manage, franchise, license or provide services to, including under the Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Hyatt Ziva, Hyatt Zilara, Thompson Hotels, Hyatt Centric, Caption by Hyatt, Joie de Vivre, Hyatt House, Hyatt Place, tommie, Hyatt Residence Club and Exhale brands;

•	“Worldwide hotel portfolio” refers to our full service hotels, including our wellness resorts, and our select service hotels;

•

“Residential ownership units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of the Hyatt portfolio of properties or in unique leisure locations;

•	“Vacation ownership units” refer to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club; and

•

“Condominium ownership units” refer to whole ownership residential units (condominium and private residences) that we provide services to and, in some cases management of, the rental programs or homeowner associations associated with such units.

As used in this prospectus, the term “colleagues” refers to the approximately 138,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties in 65 countries around the world as of June 30, 2020. We directly employ approximately 50,000 of these colleagues. The remaining colleagues are employed by third-party owners and franchisees of our properties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are

S-iv

inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 under the sections titled “Risk Factors” in Part II, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, in each case as such factors may be updated in our periodic filings with the SEC;

•	the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business and levels of consumer confidence;

•	actions that governments, businesses and individuals take in response to the COVID-19 pandemic or any future resurgence, including limiting or banning travel;

•

the impact of the COVID-19 pandemic, and actions taken in response to the COVID-19 pandemic or any future resurgence, on global and regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending;

•	the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic;

•	the pace of recovery following the COVID-19 pandemic or any future resurgence;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•	risks associated with our capital allocation plans;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

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•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus supplement are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume, and we hereby disclaim, any obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that you should consider before deciding whether to invest in the notes. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the sections titled “Risk Factors” and our financial statements and related notes, before making an investment decision.

The Company

We are a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our more than sixty-year history. We develop, own, operate, manage, franchise, license or provide services to a portfolio of properties, consisting of full service hotels, select service hotels, resorts and other properties, including branded spas and fitness studios, timeshare, fractional and other forms of residential, vacation, and condominium ownership units. At June 30, 2020, our worldwide hotel portfolio consisted of 931 hotels (225,198 rooms).

Our twelve full service brands are: Park Hyatt, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Thompson Hotels, Hyatt Centric, Joie de Vivre, and tommie. Our select service brands are Caption by Hyatt, Hyatt House, and Hyatt Place. In addition, we participate in an unconsolidated hospitality venture with a Chinese hospitality company that owns and is developing the UrCove select service brand intended to serve the upper-midscale market in Greater China. The Miraval and Exhale brands form a distinct wellness category within our portfolio of brands. Our all-inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of Hyatt Residence Club. Additionally, we provide services and/or manage the rental programs or homeowner associations associated with condominium ownership units.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606, United States of America. Our telephone number is +1 312 750 1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Hyatt House®, Hyatt Place®, tommie™, Hyatt Residence Club®, Hyatt Residences®, Exhale®, World of Hyatt®, Hyatt Resorts™, and related trademarks, logos, trade names and service marks appearing in this prospectus supplement or the accompanying prospectus are the property of

Hyatt Corporation or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Recent Developments

Overview of the Impact of the COVID-19 Pandemic

The global spread and unprecedented impact of the COVID-19 pandemic are complex and continuously evolving, resulting in significant disruption to our business, the lodging and hospitality industries and the global economy. The pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement, gatherings of large numbers of people and business operations, such as travel bans, border closings, business closures, quarantines, shelter-in-place orders and social distancing measures. As a result, the pandemic and its consequences have significantly reduced global travel and demand for hotel rooms and have had a material detrimental impact on global commercial activity across the travel, lodging and hospitality industries, all of which has had, and is expected to continue to have, a material impact on our business, results of operations and cash flows for the year ending December 31, 2020.

We do not expect a material improvement in results until business traveler and general consumer confidence related to risks associated with the COVID-19 pandemic improves and various governmental restrictions on travel and freedom of movement, as well as social distancing and other precautionary requirements, are lifted. As such, we have suspended operations at certain hotels experiencing low levels of occupancy for varying lengths of time across our portfolio. Even as such restrictions are lifted and we are able to reopen hotels where operations were previously suspended, there remains considerable uncertainty as to the time it will take to see an increase in travel and demand for lodging and travel-related experiences.

We continue to monitor the constantly evolving situation and guidance from international and domestic authorities, including federal, state and local public health authorities, and we may be required or elect to take additional actions based on their recommendations. Under these circumstances, there may be developments that require us to further adjust our operations.

See “Risk Factors—Risks Related to the COVID-19 Pandemic” for more information.

Liquidity and Capital Resources

As of June 30, 2020, we had cash, cash equivalents and short-term investments (excluding restricted cash) of $1.5 billion. As of June 30, 2020 and the date of this prospectus supplement, we had no outstanding balance and $1.5 billion of available capacity under our revolving credit facility, net of outstanding undrawn letters of credit. See “Capitalization.” Our cash burn rate for the three months ended June 30, 2020 was lower than expected, due in large part to fewer working capital needs from third-party owners and improved cash management at owned hotels. Based on the results reported as of and for the three months ended June 30, 2020, assuming no improvement in operating conditions, we believe we have sufficient liquidity to fund our operations for at least the next 36 months at second quarter 2020 demand levels.

Risk Factors

See the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as well as in this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to invest in the notes.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see “Description of the Notes.”

Issuer	Hyatt Hotels Corporation.

Securities Offered	$750.0 million in principal amount of floating rate senior notes due 2022.

Maturity Date	The notes will mature on September 1, 2022.

Interest Rate; Interest Rate Adjustment	The notes will bear interest at a floating rate equal to three-month LIBOR plus 3.000% per annum, payable quarterly in arrears. The minimum interest rate on the notes will not be less than 0.000%. The interest rate on the notes will also be subject to adjustment based on certain rating events. See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate” and “Description of the Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

Interest Payment Dates	March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2020. Interest will accrue from September 1, 2020.

Ranking	The notes will:

•	be our general unsecured obligations;

•	be effectively junior in right of payment to our future secured debt to the extent of the value of the assets securing such debt;

•	be equal in right of payment with all of our existing and future unsecured unsubordinated debt; and

•	be senior in right of payment to any future subordinated debt.

The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility.

As of June 30, 2020, our subsidiaries had $224.0 million of debt outstanding, excluding unamortized discounts and deferred financing fees.

The indenture under which the notes will be issued does not limit our ability, or the ability of our subsidiaries, to issue or incur other debt or issue preferred stock. We depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our payment obligations under the notes.

Optional Redemption	The notes will not be redeemable at our option at any time before the first anniversary of the issue date of the notes.

At any time on or after the first anniversary of the issue date of the notes, we may redeem some or all of the notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

We will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Change of Control	If a change of control triggering event occurs, as defined in this prospectus supplement, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Notes—Change of Control.”

Covenants	We will issue the notes under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture, among other things, limits our ability and the ability of certain of our subsidiaries to:

•	create liens on principal property;

•	enter into sale and leaseback transactions with respect to principal property; and

•	enter into mergers or consolidations or transfer all or substantially all our assets.

These covenants are subject to a number of important exceptions and qualifications. For more information, see “Description of Debt Securities—Covenants” in the accompanying prospectus.

Absence of Public Market for the Notes	The notes are a new issue of securities, and there is currently no established trading market for the notes. Accordingly, we cannot assure you that a liquid market for the notes will develop.

The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. We expect that a substantial majority of the notes will initially be held by one holder and that all of the notes will initially be held by a small number of holders, which carries certain risks. See “Risk Factors—Risks Related to the Notes—No active trading market may develop for the notes” and “Underwriting—Absence of Public Market.”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Book-Entry System; Delivery and Form.”

Material U.S. Federal Income Tax Consequences	For more information on the material U.S. federal income tax consequences of the holding and disposition of the notes, see “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We intend to use the proceeds from this offering for general corporate purposes and to pay related fees and expenses. See “Use of Proceeds.”

Trustee, Registrar, Transfer Agent and Calculation Agent	Wells Fargo Bank, National Association.

Governing Law	State of New York.

RISK FACTORS

Investing in the notes involves risk. You should carefully consider the following risk factors, as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 under the sections titled “Risk Factors” in Part II, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, and in other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision.

Risks Related to the COVID-19 Pandemic

The global COVID-19 pandemic has had, and is expected to continue to have, a material adverse impact on the travel industry generally and, as a result, on our business and results of operations, and these impacts may persist for an extended period of time or become more pronounced over time.

The global spread and unprecedented impact of COVID-19 is complex and rapidly evolving and has resulted in significant disruption and additional risks to our business, the lodging, hospitality and travel industries and the global economy. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement, gatherings of large numbers of people and business operations, such as travel bans, border closings, business closures, quarantines, shelter-in-place orders and social distancing measures. As a result, the pandemic and its consequences have significantly reduced global travel and demand for hotel rooms and have had a material detrimental impact on global commercial activity across the lodging, hospitality and travel industries, all of which has had, and is expected to continue to have, a material adverse impact on our business, operations and financial results.

The extent, duration and magnitude of the COVID-19 pandemic’s effects will depend on future developments, all of which are highly uncertain and difficult to predict, including, but not limited to, the impact of the pandemic on global and regional economies, travel and economic activity, as well as actions taken by governments, businesses and individuals in response to the pandemic or any future resurgence. These developments include the impact of the pandemic on unemployment rates and consumer discretionary spending, the demand for travel and transient and group business, levels of consumer confidence, the ability of our third-party owners, franchisees or hospitality venture partners to successfully navigate such impacts and the post-pandemic pace of recovery.

The COVID-19 pandemic has subjected our business, operations and financial condition to a number of significant risks:

•

Revenues and Expenses.    With the global spread of COVID-19 beginning in March 2020, we began to experience significant decreases in demand and system-wide revenue per available room (“RevPAR”) beyond our Greater China properties where the negative impacts first originated. The effects of the pandemic have materially adversely affected, and we expect will continue to materially adversely affect, the revenues and profitability of our owned and leased properties, and revenues may be insufficient to offset certain fixed costs, such as insurance and property taxes. In addition, uncertain or fluctuating real estate valuations and the inability for third-party purchasers to obtain capital may prevent us from selling properties on acceptable terms or within previously announced timeframes.

The amount of management and franchise fee revenues we are able to generate from our managed and franchised properties has been materially adversely affected, and we expect will continue to be materially adversely affected, by the pandemic. The economic impact of the pandemic has also made it difficult for certain third-party owners or franchisees to meet working capital needs, and could make it difficult for them to service debt obligations or obtain financing on favorable terms, or at all, which could have a significant impact on the overall level, cost and pace of our future development and, therefore, our ability to increase revenue. The impact of the pandemic could cause third-party owners or franchisees to declare bankruptcy or cause their lenders to declare a default, accelerate the related debt or foreclose on the property. Such bankruptcies, sales or foreclosures could, in some cases, result in the termination of our management or franchise agreements and impact our anticipated income and cash flows. Additionally, third-party owners or franchisees may be unable or unwilling to pay us amounts that we are entitled to receive on a timely basis, or at all, which would adversely affect our revenues and liquidity.

The pandemic could also cause us to incur additional expenses. For example, as a result of the pandemic and resulting deterioration in hotel operating performance, we may be required to fund shortfalls in operating profit under performance tests or guarantees we have entered into in favor of some third-party owners. Moreover, our third-party owners and franchisees could fail to reimburse us for any payments we may be required to make to third-party lenders to whom we made financial guarantees for the timely repayment of all or a portion of the third-party owners’ or franchisees’ debt related to hotels that we manage or franchise. We may find it necessary or in the interest of our business to provide financial or other types of support to certain of these parties, which could materially increase our expenses and affect cash flows. While governments have and may continue to implement various stimulus and relief programs, it is uncertain whether and to what extent we or our third-party owners or franchisees will be eligible to participate in such programs, whether conditions or restrictions imposed under such programs will be acceptable and whether such programs will be effective in avoiding or significantly mitigating the financial impacts of the pandemic. Further, we may incur additional costs related to severance payments in the event of a future workforce reduction. Even after the pandemic subsides, we could experience a longer-term impact on our costs, including the need for enhanced health and hygiene or social distancing requirements in one or more regions in attempts to counteract future outbreaks or a resurgence of the pandemic.

•

Operations.    In response to the significant decline in demand for hotels across our system, we have taken actions and continue to evaluate spending to manage operating expenses and enhance our financial resources. These actions include an approximate 35% permanent reduction in our employee workforce across our global regions, eliminating non-essential spending and corporate initiatives and reducing costs related to certain system-wide expenses we incur on behalf of third-party owners related to marketing, sales, reservations and technology. We have received and we may also receive additional demands or requests from labor unions that represent our colleagues, whether in the course of our periodic renegotiation of our collective bargaining agreements or otherwise, for additional compensation, healthcare benefits or other terms that could increase costs, and we could experience labor disputes or disruptions as we continue to implement our mitigation plans. Some actions we have taken, or that we may take in the future, to reduce costs for us or our third-party owners or franchisees may negatively impact guest loyalty, owner preference or our ability to attract and retain colleagues, and our reputation and market share may suffer as a result. Further, once the effects of the pandemic subside, we expect the recovery period could be extended and that certain operational changes, particularly with respect to enhanced health and safety measures, will be necessary and could increase our ongoing costs.

•	Financial Condition and Indebtedness. As we manage through the effects of the pandemic, our level of indebtedness may increase substantially. During the three months ended June 30,

2020, we entered into a second amendment to our revolving credit facility to obtain relief from certain covenants and add or tighten other covenants through April 1, 2021, and we issued $450.0 million of 5.375% senior notes due 2025 and $450.0 million of 5.750% senior notes due 2030 to enhance our liquidity profile and cash position in response to the pandemic. A default under our revolving credit facility resulting from a failure to comply with, or to obtain further relief from, applicable covenants or otherwise would enable the lenders to terminate their commitments thereunder and could trigger a cross-default, acceleration or other consequences under our other indebtedness or financial instruments. There is no guarantee that debt financings will be available in the future to fund our obligations or will be available on terms consistent with our expectations. We also expect the impact of the pandemic on the financial markets could adversely affect our ability to raise equity financing. Changes in the credit ratings of our debt, including our revolving credit facility and the notes, could have an adverse impact on our interest expense. As a result of the general economic uncertainty and the impact of the pandemic, some credit agencies have downgraded our credit ratings. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our credit rating levels, our industry or our company, our access to capital and the cost of debt financing would be negatively impacted. See “—Risks Related to the Notes—Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.”

•

Growth.    Our plans for growth could be negatively impacted by the pandemic. The current environment could result in difficulties for hotel owners and franchisees to obtain commercially viable financing. The commitments of owners and developers with whom we have agreements are subject to numerous conditions, and the eventual development and completion of construction of our pipeline properties is subject to numerous risks, including, in certain cases, obtaining adequate financing. In addition, we are experiencing construction delays as a result of business activity restrictions and supply chain interruptions. As a result, our current development pipeline may not be completed and developed into new hotels and those hotels may not open when anticipated, which will impact our net rooms growth. Further, our development pipeline may not grow at the same rate as in the past, and properties in our existing system-wide inventory may exit as a result of the pandemic, which would also negatively impact our net rooms growth. In addition, if we cannot access the capital we need to fund our operations or implement our growth strategy, we may need to postpone or cancel planned renovations or developments, which could impair our ability to compete effectively and harm our business.

•

Capital Markets Impact.    The global stock markets have experienced, and may continue to experience, significant volatility as a result of the pandemic, and the price of our common stock has been volatile and decreased significantly this year. The pandemic and the significant uncertainties it has caused for the global economy, business activity and business confidence have had, and are likely to continue to have, a significant effect on the market price of securities generally, including our securities.

The impact of the COVID-19 pandemic is rapidly evolving, and the continuation or a future resurgence of the pandemic could precipitate or aggravate the other risk factors that we have identified in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, which in turn could further materially adversely affect our business, financial condition, liquidity, results of operations and profitability, including in ways that are not currently known to us or that we do not currently consider to present significant risks.

Risks Related to the Notes

The notes will not be guaranteed by any of our subsidiaries.

We are a holding company. We conduct substantially all of our operations through subsidiaries that own substantially all of our consolidated assets. Consequently, our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility, under which we had no outstanding balance as of June 30, 2020. This means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets. As of June 30, 2020, our subsidiaries had $224.0 million of debt outstanding, excluding unamortized discounts and deferred financing fees. The indenture governing the notes does not limit the amount of unsecured debt that our subsidiaries may incur or the amount of secured debt our unrestricted subsidiaries may incur. Substantially all of our assets are currently held by unrestricted subsidiaries. See “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

There are limited covenants under the indenture.

We are not restricted under the indenture governing the notes from incurring additional debt. As of June 30, 2020, we had $2.5 billion of total debt outstanding, excluding $1.5 billion of total availability under our revolving credit facility, net of outstanding undrawn letters of credit. As of the date of this prospectus supplement, we had no outstanding balance and $1.5 billion of total availability under our revolving credit facility, net of outstanding undrawn letters of credit.

The notes will be unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future. As of June 30, 2020, we had $224.0 million of secured debt outstanding, including $10.0 million of finance leases, but excluding unamortized discounts and deferred financing fees. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture will not restrict us from paying dividends or issuing or repurchasing securities.

Although we have generally agreed not to issue debt that is secured by our principal property without also securing the notes and not to enter into sale and leaseback transactions with respect to our principal property, this limitation is subject to significant exceptions. See “Description of Debt Securities—Covenants” in the accompanying prospectus. The holders of any secured debt that we may issue will have priority over unsecured creditors to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued will be entitled to proceed against their collateral, and that collateral may not be available for payment of unsecured debt, including the notes.

We may not be able to purchase the notes upon a change of control triggering event.

If a Change of Control Triggering Event (as defined under “Description of the Notes—Certain Definitions”) occurs, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to, but not including, the date of purchase. At the time of any change of control, we may not have sufficient financial resources to purchase all of the notes that you may tender to us in connection with a change of control offer.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred and may not be able to require us to purchase notes as a result of a change in the composition of the directors on our board.

A Change of Control Triggering Event (as defined under “Description of the Notes—Certain Definitions”) will require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of our board where the board has approved the new directors as “continuing directors” for purposes of the indenture, you may not have the right to require us to repurchase the notes as a result of the board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, you would not be able to require us to repurchase your notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes—Change of Control.”

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized recent market conditions, could have an adverse effect on the price of the notes.

Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the notes or decide not to continue to rate the notes in their sole discretion. The reduction, suspension or withdrawal of the ratings of the notes will not constitute an event of default under the indenture. However, any reduction, suspension or withdrawal of these ratings may adversely affect the market price or liquidity of the notes.

As a result of the general economic uncertainty and the impact of the COVID-19 pandemic, on March 23, 2020, Moody’s downgraded our senior unsecured rating to Baa3 from Baa2, and on April 2, 2020, S&P downgraded our credit and senior unsecured ratings to BBB- from BBB. Moody’s placed our ratings on review for further downgrade and S&P placed us on negative ratings watch. On April 21, 2020, Moody’s concluded the review for downgrade initiated on March 23, 2020 and confirmed our Baa3 senior unsecured rating, with negative outlook. We cannot assure you that our credit ratings will not be further downgraded. In particular, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes, as described in “Description of the Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.” We intend to take the position that any such potential adjustments do not cause the notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences—Additional Payments.”

If we fail to comply with certain restrictions under our revolving credit facility or the indenture, our debt could be accelerated, and we may not have sufficient cash to pay our accelerated debt.

The operating and financial restrictions and covenants in our debt agreements, including our revolving credit facility and the indenture governing the notes, may adversely affect our ability to finance future operations or capital needs or to engage in new business activities.

In addition, our revolving credit facility contains financial covenants that require us to comply with a leverage ratio and a secured debt to net property and equipment ratio, as defined in our revolving credit facility, in each case measured quarterly. A failure to comply with the restrictions contained in our revolving credit facility or the indenture, or to maintain the financial ratios required by our revolving credit facility, could lead to an event of default, which could result in an acceleration of the indebtedness.

No active trading market may develop for the notes.

Prior to this offering, there has been no trading market for the notes. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the U.S. federal securities laws. As a result, we cannot assure you that an active trading market for the notes will develop or continue. We also expect that a substantial majority of the notes will initially be held by one holder and that all of the notes will initially be held by a small number of holders. For so long as such holders continue to own a significant percentage of the notes, they will be able to control or significantly influence the outcome of matters requiring noteholder approval, including any amendments to the terms of the notes. In addition, the liquidity of the trading market in, and the market price quoted for, the notes may be adversely affected by this high concentration of ownership. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

The amount of interest payable on the notes may fluctuate substantially.

The notes will bear interest at a floating rate initially based on the London Interbank Offer Rate (“LIBOR”). In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during an interest period, and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. In addition, although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date, you will not benefit from the three-month LIBOR rate at any time other than on the interest determination date for such interest period. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the notes. Increases in the three-month LIBOR rate as of any interest determination date will require us to make higher interest payments on the notes, which would increase our fixed charges.

Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the notes.

On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis will not be guaranteed after 2021 and it is highly likely that LIBOR will be discontinued or modified by 2021, which is prior to the maturity date of the notes.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the notes to be materially different than expected.

If it is determined that LIBOR has been discontinued and an alternative reference rate for three-month LIBOR is used as described in “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate,” we or our designee may make certain adjustments to such rate, including applying a spread thereon or with respect to the business day convention, interest determination dates and related provisions and definitions, to make such alternative reference rate comparable to three-month LIBOR, in a manner that is consistent with industry-accepted practices or applicable regulatory or legislative actions or guidance for such alternative reference rate. See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate.” Any of the specified methods of determining floating rate alternative reference rates or the permitted adjustments to such rates may result in interest payments on your notes that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if published LIBOR continued to be available. Other floating rate debt securities issued by other issuers, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on the notes, or the market liquidity and market value of the notes.

Interest on the notes will be calculated using a benchmark replacement selected by us or our designee if a benchmark transition event occurs.

If we or our designee determine that a benchmark transition event and its related benchmark replacement date have occurred with respect to LIBOR during the term of the notes, we or our designee will select as a new base rate a benchmark replacement in accordance with the benchmark transition provisions described in “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate.” Such benchmark replacement will include a spread adjustment and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination if we or our designee determine they are required.

Our interests in making the determinations described above may be adverse to your interests as a holder of the notes. The selection of a benchmark replacement, and any decisions made by us or our designee in connection with implementing a benchmark replacement, with respect to the notes could result in adverse consequences to the applicable interest rate on the notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any benchmark replacement will be similar to LIBOR or that any benchmark replacement will produce the economic equivalent of LIBOR.

SOFR is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the notes.

If a benchmark transition event occurs, as described in more detail under “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate,” and we or our designee cannot determine the interpolated benchmark as of the benchmark replacement date, then the rate of interest on the notes will be determined using the Secured Overnight Financing Rate (“SOFR”).

The benchmark replacements specified in the benchmark transition provisions of the notes include Term SOFR, a forward-looking term rate which will be based on SOFR. Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York (the “New York Fed”), and there is no assurance that the development of Term SOFR will be completed. If a benchmark transition event and its related benchmark replacement date occur with respect to LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve Board, the New York Fed, a committee thereof or successor thereto, then the next-available benchmark replacement under the benchmark transition provisions will be used to determine the amount of interest payable on the notes for the next applicable interest period and all subsequent interest periods (unless a benchmark transition event and its related benchmark replacement date occur with respect to that next-available benchmark replacement). See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate.”

These replacement rates and adjustments may be selected or formulated by (i) a relevant governmental body (as defined in the benchmark transition provisions of the notes) (such as the Alternative Reference Rates Committee of the New York Fed), (ii) the International Swaps and Derivatives Association, Inc. or (iii) in certain circumstances, us or our designee. In addition, the benchmark transition provisions of the notes expressly authorize us or our designee to make certain benchmark replacement conforming changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest. See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate.” The application of a benchmark replacement and benchmark replacement adjustment, and any implementation of benchmark replacement conforming changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

The New York Fed began to publish SOFR in April 2018. Although the New York Fed has also begun publishing historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of debt securities whose interest rate is or will be linked to or determined based on SOFR may fluctuate more than floating rate debt securities that are linked to less volatile rates.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for SOFR-linked debt securities, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the notes, the trading price of those securities may be lower than those of debt securities linked to more widely used rates. SOFR-linked debt securities may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The New York Fed publication page for SOFR cautions that the use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the New York Fed may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. We cannot assure that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of the notes. If the manner in which SOFR is calculated is changed, or if SOFR is discontinued, such change or discontinuance may result in a reduction or elimination of the amount of interest payable on the notes and a reduction in their trading prices.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $746.0 million, after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use the proceeds from this offering for general corporate purposes and to pay related fees and expenses.

CAPITALIZATION

The following table sets forth our consolidated capitalization and cash, cash equivalents and short-term investments (excluding restricted cash) as of June 30, 2020 on an actual and as adjusted basis. As adjusted capitalization gives effect to the issuance and sale of $750.0 million of the notes offered by this prospectus supplement. These adjustments have been determined as if the issuance and sale of the notes had occurred on June 30, 2020.

This table should be read in conjunction with our historical consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

	As of June 30, 2020
(dollars in millions)	Actual	As adjusted
Cash, cash equivalents and short-term investments (excluding restricted cash)	$1,503	$2,249

Long-term debt (excluding current maturities):
Revolving credit facility(1)	—	—
5.375% Senior notes due 2021	250	250
3.375% Senior notes due 2023	350	350
5.375% Senior notes due 2025	450	450
4.850% Senior notes due 2026	400	400
4.375% Senior notes due 2028	400	400
5.750% Senior notes due 2030	450	450
Floating rate senior notes due 2022 offered hereby	—	750
Other long-term debt(2)	191	191

Total long-term debt (excluding current maturities)	2,491	3,241
Current maturities of long-term debt:
Other	9	9

Total current maturities of long-term debt	9	9
Total long-term debt	2,500	3,250
Total stockholders’ equity	3,490	3,490

Total capitalization	$5,990	$6,740

(1)

As of June 30, 2020 and the date of this prospectus supplement, we had no outstanding balance and $1.5 billion of available capacity under our revolving credit facility, net of outstanding undrawn letters of credit.

(2)

Actual values include adjustments related to finance lease obligations and unamortized discounts and deferred financing fees. As adjusted values do not reflect any incremental discounts or deferred financing fees in connection with the senior notes offered hereby.

DESCRIPTION OF THE NOTES

The notes will be issued as a separate series of debt securities under an indenture, dated August 14, 2009, between the Company and Wells Fargo Bank, National Association, as trustee, as amended by a second supplemental indenture, dated August 4, 2011, a fourth supplemental indenture, dated May 10, 2013, and a ninth supplemental indenture to be entered into on the closing date of this offering with respect to the issuance of the notes. We refer to the original indenture, as supplemented by the second, fourth and ninth supplemental indentures, as the “indenture.”

The following description of the particular terms of the notes offered by this prospectus supplement is subject to, and qualified in its entirety by reference to, the applicable provisions of the indenture, a copy of which is available as described under “Where You Can Find More Information.” You should refer to the indenture and the notes for a complete description of the obligations of the Company and your rights because they, and not this description, define your rights as a holder of the notes.

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this “Description of the Notes,” references to “the Company” refer only to Hyatt Hotels Corporation and not to any of its subsidiaries, unless the context otherwise requires or as otherwise expressly stated. Capitalized terms not otherwise defined below or elsewhere in this prospectus supplement have the respective meanings given such terms in the indenture.

Principal, Maturity, Interest and Ranking

The notes will:

•	be initially issued in an aggregate principal amount of $750,000,000;

•

accrue interest at a floating rate equal to three-month LIBOR plus a margin, as described below, which will also be subject to adjustment as described below under “—Interest Rate Adjustment of the Notes Based on Certain Rating Events”;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	mature on September 1, 2022.

The notes will be our general unsecured obligations and will rank senior to any of our future subordinated indebtedness and will rank equally in right of payment with all our other existing and future unsecured and unsubordinated indebtedness.

Applicable Interest Rate

Interest on the notes will:

•	accrue from September 1, 2020 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for;

•

be paid quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2020 (each, an “Interest Payment Date”), to holders of record of the notes on the immediately preceding February 15, May 15, August 15 and November 15; and

•	be computed on the basis of the actual number of days in an interest period and a 360-day year.

The interest rate applicable for a particular interest period will be a per annum rate equal to three-month LIBOR as determined on the interest determination date plus 3.000% (the “margin”). The minimum interest rate on the notes will be 0.000%. The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. laws of general application.

The interest determination date for a particular interest period will be the second London business day preceding that interest period. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Promptly upon determination, the calculation agent will inform the trustee and us, or in certain circumstances described below, we (or our designee, which may be a successor calculation agent or such other designee of ours (any of such entities, a “Designee”)) will inform the trustee, of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent, or in certain circumstances described below, by us (or our Designee), shall be binding and conclusive on the holders of the notes, the trustee and us. Upon written request from any holder of notes, the calculation agent will provide the interest rate in effect for the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period. The calculation agent will initially be Wells Fargo Bank, National Association, until such time as we appoint a successor calculation agent. Neither the trustee nor the calculation agent shall be (i) responsible for making the decisions and determinations in connection with a Benchmark Transition Event or (ii) named or deemed to be our Designee. If we appoint a Designee, we shall promptly provide written notice of such appointment to the trustee and the calculation agent.

On any interest determination date, three-month LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” (as defined in “—Certain Definitions” below) at approximately 11:00 a.m., London time, on such interest determination date. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

If an Interest Payment Date (other than the maturity date) for the notes falls on a day that is not a business day, the Interest Payment Date shall be postponed to the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding business day. Interest on the notes will be paid to, but excluding, the relevant Interest Payment Date.

If three-month LIBOR cannot be determined on an interest determination date as described above, then the calculation agent (after consultation with us) will determine three-month LIBOR as follows.

•	We will select four major banks in the London interbank market.

•

We will request that the principal London offices of those four selected banks provide to us and the calculation agent their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in U.S. dollars for the period of three months, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 that is representative of a single transaction in such market at that time.

•	If two or more quotations are provided, three-month LIBOR for the interest period will be the arithmetic average of those quotations.

•	If fewer than two quotations are provided, we will select three major banks in New York City and follow the steps in the two bullet points below.

•

The calculation agent will then determine three-month LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in U.S. dollars for the period of three months commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by us are quoting rates, three-month LIBOR for the interest period will be the same as for the immediately preceding interest period.

Notwithstanding the foregoing paragraph, if we (or our Designee) determine on or prior to the relevant interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined in “—Certain Definitions” below) have occurred with respect to LIBOR, then the provisions set forth below under “Effect of a Benchmark Transition Event” will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate and amount of interest payable on the notes during a relevant interest period, and such determination shall be provided in writing to the trustee and the calculation agent. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined in “—Certain Definitions” below) and the margin specified in this prospectus supplement.

However, if we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant interest determination date, the interest rate for the applicable interest period will be equal to the interest rate on the last interest determination date for the notes, as determined by us (or our Designee), and such determination shall be provided in writing to the trustee and the calculation agent.

Effect of a Benchmark Transition Event

Benchmark Replacement.     If we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined in “—Certain Definitions” below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes.     In connection with the implementation of a Benchmark Replacement, we (or our Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined in “—Certain Definitions” below) from time to time.

Decisions and Determinations.     Any determination, decision or election that may be made by us (or our Designee), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or our Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from the holders of the notes or any other party. For the avoidance of doubt, Wells Fargo Bank, National Association will not be acting as our Designee.

Interest Rate Adjustment of the Notes Based on Certain Rating Events

The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency (as defined in “—Certain Definitions” below)) downgrades (or subsequently upgrades) its rating assigned to the notes, as set forth below.

If the rating of the notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the notes will increase from the interest rate set forth on the cover page of this prospectus supplement by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

S&P Rating*	Percentage
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the notes, the following rules of interpretation will apply:

(1)

if at any time less than two Rating Agencies provide a rating on the notes for reasons not within our control (i) we will use commercially reasonable efforts to obtain a rating on the notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the notes, any increase or decrease in the interest rate on the notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the notes for any reason, and no Substitute Rating Agency has provided a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.000% per annum above the interest rate on the notes prior to any such adjustment;

(4)

if Moody’s or S&P ceases to rate the notes or make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the notes be reduced to below 0.000% or (ii) the total increase in the interest rate on the notes exceed 2.000% above the interest rate payable on the notes on the date of their initial issuance; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes.

If at any time the interest rate on the notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the notes, the interest rate on the notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the notes equals the original interest rate payable on the notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate on the notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the notes.

The interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

See “Risk Factors—Risks Relating to the Notes—Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.”

Optional Redemption

The notes will not be redeemable at our option at any time before the Par Call Date (as defined in “—Certain Definitions” below).

At any time on or after the Par Call Date, we may redeem some or all of the notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.

Notice of any redemption will be mailed at least 15 but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after the redemption date, unless we default in payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption.

The notice will identify the notes to be redeemed and will state:

•	the redemption date;

•	the redemption price, which will include interest accrued and unpaid to, but not including, the date fixed for redemption;

•

if any note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, after the redemption date upon surrender of such note, a new note or notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note;

•	the name and address of the paying agent;

•	that the notes called for redemption must be surrendered to the paying agent to collect the redemption price;

•

that, unless we default in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of the indenture, interest on the notes (or portion thereof) called for redemption will cease to accrue on and after the redemption date;

•	the paragraph of the notes or provision of the indenture or any supplemental indenture pursuant to which the notes called for redemption are being redeemed;

•	the CUSIP or ISIN number, if any, of the notes; and

•	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the notes.

As long as the notes are represented by global notes held by DTC or its nominee, we will not be responsible for providing notice of redemption to anyone other than DTC or its nominee.

If less than all the notes are to be redeemed, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other methods as the trustee deems fair and appropriate. The trustee will make the selection from the outstanding notes not previously called for redemption; provided, however, that global notes will be selected in accordance with the applicable procedures of DTC, and the trustee shall have no duty to monitor or oversee such selection procedures. Notes and portions of them that the trustee selects will be in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Upon surrender of a note that is redeemed in part, we will execute and the trustee will authenticate for the holder a new note equal in principal amount to the unredeemed portion of the note surrendered.

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Payment

The trustee, through its corporate trust office, will initially act as paying agent with respect to the notes. We may change the paying agent without prior notice to you, and we or any of our Subsidiaries may act as paying agent. We will make payments of principal, interest and premium, if any, through the paying agent to DTC as described under “Book-Entry System; Delivery and Form.”

If any Interest Payment Date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next succeeding business day (unless, with respect to an Interest Payment Date other than the maturity date or a redemption date, such next succeeding business day would be in the following month, in which case, the payment will be made on the immediately preceding business day) with the same force and effect as if made on, and with no additional interest accruing after, the relevant Interest Payment Date, maturity date or redemption date.

Purchasers are required to pay for the notes in U.S. dollars, and payments of principal, premium, if any, and interest on the notes will also be made in U.S. dollars.

Additional Notes

We may issue additional notes of the series of notes offered by this prospectus supplement, without limitation and without your consent, in accordance with the indenture. If we issue additional notes, they will have the same terms and conditions as the notes being offered by this prospectus supplement in all respects (except for the issue date, price to public, the initial interest payment date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the notes offered by this prospectus supplement. If any additional notes are not fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers.

We may issue other series of debt securities under the indenture from time to time in an amount authorized prior to issuance. The indenture does not limit the amount of indebtedness that we may incur.

Change of Control

If a Change of Control Triggering Event (as defined in “—Certain Definitions” below) occurs, and we have not previously exercised our option to redeem the notes as described above, we will be required to make the offer described below (the “Change of Control Offer”) to each holder of the notes to repurchase all or any portion (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control (as defined in “—Certain Definitions” below) but after the public announcement of the pending Change of Control, we will mail a notice to each holder, with a copy to the trustee, which terms will govern the terms of the Change of Control Offer. Such notice will state, among other things:

•

that a Change of Control Triggering Event has occurred and that such holder has the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

•	the circumstances and relevant facts regarding such Change of Control Triggering Event;

•	the repurchase date, which will be no earlier than 30 nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

•	the instructions, as determined by us and consistent with the covenant described under the indenture, that a holder must follow in order to have its note purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

We will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, we will comply with those applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Change of Control” provisions of the indenture by virtue of any such compliance.

Subject to the limitations discussed below, we may, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that may increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. However, the indenture will not contain any covenants or provisions that will afford holders protection in the event of any such transaction.

The occurrence of a Change of Control will constitute a default under our revolving credit facility. Our other debt may contain prohibitions of certain events that would constitute a Change of Control Triggering Event or may require such debt to be repurchased or repaid upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to purchase the notes may cause a default under such debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us or otherwise. Finally, our ability to pay cash to the holders upon a purchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make required purchases. The holders of a majority in aggregate principal amount of the notes may give written consent that the provisions under the indenture relating to our obligation to make an offer to purchase such notes as a result of a Change of Control Triggering Event be waived or modified prior to the occurrence of a Change of Control Triggering Event.

Reporting

So long as any notes are outstanding (unless satisfied and discharged or defeased), and so long as we are not subject to reporting requirements under Section 13 or 15(d) of the Exchange Act, we will furnish without cost to the holders and provide to the trustee, no later than 90 days after the end of each fiscal year (in the case of annual financial statements) and 45 days after the end of each fiscal quarter other than the last fiscal quarter (in the case of quarterly financial statements), unaudited quarterly and audited annual consolidated financial statements of the Company and its subsidiaries (including balance sheets, statements of operations and statements of cash flows that would be required from an SEC registrant in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, as the case may be) prepared in accordance with GAAP, subject, with respect to quarterly financial statements, to the absence of footnote disclosure and normal year end audit adjustments. All such audited annual consolidated financial statements shall be audited by an internationally recognized independent public accountant.

We will distribute (or cause the trustee to distribute) such information and such reports electronically to:

•	any holder;

•	any beneficial owner of the notes that provides its email address to us and certifies that it is a beneficial owner of the notes;

•

any prospective investor in the notes that provides its email address to us and certifies that it is (i) a prospective investor in the notes and (ii) a Qualified Institutional Buyer (as defined in the Securities Act) or not a U.S. Person (as defined in Rule 902(k) under the Securities Act);

•	any market maker that provides its email address to us and certifies that it is or intends to be a market maker with respect to the notes; and

•	any securities analyst that provides its email address to us and certifies that it is a securities analyst.

Any person who requests or receives such financial information from us will be required to represent to us that (i) it is a holder, a beneficial owner of the notes, a prospective investor in the notes, a market maker or a securities analyst; (ii) it will not use the information in violation of applicable securities laws or regulations; (iii) it will not communicate the information to any person; and (iv) it is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in the hospitality or lodging business or (ii) derives a significant portion of its revenues from operating, owning or franchising hospitality or lodging assets.

Notwithstanding the foregoing, we may fulfill the requirement to distribute financial information by filing the information with the SEC.

Delivery of reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants in the indenture (as to which the trustee is entitled to rely on officers’ certificates).

Other Terms

The terms described under “Covenants,” “Mergers, Consolidations, Sales,” “Certain Definitions,” “Events of Default,” “Defeasance of Debt Securities and Certain Covenants,” “Satisfaction and Discharge” and “Modification and Waiver” in the section titled “Description of Debt Securities” of the accompanying prospectus will apply to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of our Company, as such, will have any liability for any of our obligations under the notes, the indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee

The trustee may resign at any time or may be removed by the holders of the notes or us under certain circumstances. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee will be appointed in accordance with the provisions of the indenture.

Certain Definitions

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Benchmark” means, initially, three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if we (or our Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date,

then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by us (or our Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period and other administrative matters) that we (or our Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our Designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our Designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Company issued to employees as part of a “phantom stock” compensation plan).

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office. As used in this definition, “beneficial ownership” has the meaning provided in Rule 13d-3 under the Exchange Act. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company, and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the notes cease to be rated Investment Grade by each of the Rating Agencies (or in the absence of such rating for the notes, (x) the Company’s corporate rating, in the case of S&P, and (y) the Company’s corporate family rating, in the case of Moody’s, for dollar-denominated senior unsecured long-term debt each ceases to be rated Investment Grade) on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, during any period of up to 24 consecutive months commencing after the date of the closing of the offering of the notes, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Daily Simple SOFR” means, for any day, SOFR for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us (or our Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR”; provided that:

(2)

if, and to the extent that, we (or our Designee) determine that Daily Simple SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us (or our Designee), giving due consideration to any industry-accepted market practice for U.S. dollar denominated notes at such time.

For the avoidance of doubt, the calculation of Daily Simple SOFR shall exclude the Benchmark Replacement Adjustment and the margin specified in this prospectus supplement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the

Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Par Call Date” means September 1, 2021 (the date that is the first anniversary of the issue date of the notes).

“Permitted Holder” means:

(a)

(i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled, directly and/or indirectly, by the persons or trusts described in clauses (i), (ii) or (iii) (such Persons referred to in this clause (A) collectively, “Pritzker Affiliates”); or

(b)

any other stockholder of the Company which, together with such stockholder’s Affiliates, owned more than 5% of the Voting Stock of the Company as of August 14, 2009 (an “Existing Shareholder”), so long as the Pritzker Affiliates continue to own more Voting Stock of the Company than such Existing Shareholder; and

“control,” for purposes of this definition, shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Rating Agency” means S&P and Moody’s, or if S&P or Moody’s or both will not make publicly available a rating of the notes or a rating of the Company’s corporate credit for dollar-denominated senior unsecured long-term debt generally, a Substitute Rating Agency.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month LIBOR, 11:00 a.m., London time, on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not three-month LIBOR, the time determined by us (or our Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters or any successor service).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of a contingency.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

You may hold your interests in a global note directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold notes represented by interests in a global note, you will not be entitled to receive your notes in fully registered definitive form (“definitive notes”).

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, as an owner of beneficial interests in a global note, you will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in your name and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global note, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.

Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or non-performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such event;

•	we execute and deliver to the trustee an officers’ certificate to the effect that the global notes are exchangeable; or

•	an event of default with respect to the notes represented by such global notes shall have occurred and be continuing,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Upon the occurrence of the events set forth in either of the first two bullets of this paragraph, such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global notes.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we, the trustee nor the underwriters take responsibility for its accuracy.

Holding through Euroclear and Clearstream

If the depositary for a global note is DTC, you may hold interests in the global note through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the notes through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion assumes that the notes are issued at par or with a statutorily defined de minimis amount of original issue discount.

There is some uncertainty as to the proper tax treatment of debt instruments such as the notes, which provide for a potential future replacement of three-month LIBOR as the Benchmark in the event of a Benchmark Transition Event (each, as defined in “Description of the Notes—Certain Definitions”). See “Description of the Notes—Principal, Maturity, Interest and Ranking—Applicable Interest Rate.” We expect, and this discussion assumes, that the notes will qualify as “variable rate debt instruments” within the meaning of the applicable Treasury Regulations and that the provisions governing a Benchmark Transition Event will not impact such treatment. Such conclusion is based in part on recently proposed Treasury Regulations upon which taxpayers may rely immediately. The U.S. tax rules governing LIBOR transition are new and potentially subject to further guidance. You should consult your tax advisor regarding the effects of a potential Benchmark Transition Event on your investment in the notes.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Additional Payments

We may be obligated to pay amounts in excess of the stated interest and principal on the notes, including as described under “Description of the Notes—Change of Control,” and may be obligated to pay additional interest on the notes, as described under “Description of the Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”). According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies in the aggregate, as of the date of issuance, are remote or incidental or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. We intend to take the position that the foregoing contingencies will not cause the notes to be treated as CPDIs. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, our determination concerning the effect of these contingencies is inherently factual, and our position is not binding on the IRS. If the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat any gain realized on the taxable disposition of a note as ordinary interest income, rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as CPDIs. Prospective investors should consult their own tax advisors regarding the possible application of the CPDI rules to the notes.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note generally equal to the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting when the U.S. Holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). A U.S. Holder generally will be subject to backup withholding with respect to such payments and proceeds if the U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. Holders (including corporations) are exempt from information reporting and backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below on backup withholding and FATCA withholding, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established, or (2) IRS Form W-8ECI certifying that such interest is not subject to withholding because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above (provided the Non-U.S. Holder provides the appropriate certification, as described above). Any such interest generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. A Non-U.S. Holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and FATCA withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain of a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain of a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (other than a U.S.-related broker mentioned above) generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Tax Consequences Applicable to Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

CERTAIN ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (a) “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. and non-U.S. federal, state, local, or other laws or regulations that are similar to the foregoing provisions of ERISA or the Code (collectively, “Similar Laws”), and (c) entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of the foregoing described in clause (a) and (b) by reason of a plan’s investment in such entities (each of (a), (b) and (c), a “Plan”).

General

ERISA and the Code impose certain duties on those persons who are fiduciaries with respect to Plans subject to Title I of ERISA or Section 4975 of the Code (“Covered Plans”) and prohibit certain transactions involving the assets of any Covered Plan and its fiduciaries or other interested parties. Investments by Covered Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that a Covered Plan’s investments be made in accordance with the documents governing the plan. Under ERISA and the Code, any person who exercises any discretionary authority, responsibility or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan (within the meaning of Section 3(21) of ERISA).

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving the assets of the Covered Plan and certain persons or entities (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Covered Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or whether an exemption would be applicable to any such purchase of the notes. When considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code and any other applicable Similar Law. Plan fiduciaries must make their own determinations regarding whether an investment in the notes is prudent under ERISA, taking into consideration all of the specific facts and circumstances of the Plan and an investment in the notes.

Each Covered Plan should consider the fact that neither we, the trustee, the underwriters nor our or their respective affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any

Covered Plan with respect to the decision to purchase or hold the notes in connection with the initial sale and offering. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the notes in connection with the initial sale and offering. All communications, correspondence and materials from the Transaction Parties with respect to the notes are intended to be general in nature and are not directed at any specific purchaser of the notes, and do not constitute advice regarding the advisability of investment in the notes for any specific purchaser. The decision to purchase and hold the notes must be made solely by each prospective Covered Plan purchaser on an arm’s length basis. The Transaction Parties have a financial interest in a Covered Plan’s purchase and holding of the notes, which interests may conflict with the interest of such Covered Plan, as more fully described in this prospectus supplement.

Other Plans

Non-U.S. plans, governmental plans and certain church plans, may not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, but may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel before purchasing the notes to determine the potential need for, and the availability, if necessary, of any exemptive relief under any such law or regulations.

Prohibited Transaction Exemptions

The fiduciary of a Covered Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit between a Covered Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Covered Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Covered Plan assets. Such parties in interest or disqualified persons could include, without limitation, us, the underwriters, the agents or any of their respective affiliates. The acquisition and/or holding of notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (or any comparable provisions of Similar Laws), unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and/or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, respectively, for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided, further, that the Covered Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. However, there can be no assurance that any such exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Covered Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code and will not constitute a similar violation of any applicable Similar Laws.

Representation

By its acquisition of any note, the purchaser and subsequent transferee thereof (and, if such purchaser or transferee is a Plan (or is acquiring the notes or any interest therein with the assets of a Plan) its fiduciary) will be deemed to have represented and warranted that either:

•	no assets of a Plan or non-U.S., governmental or church plan have been used to acquire or hold such notes or an interest therein; or

•

the acquisition, holding and disposition of such notes or an interest therein by such person will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the plan under Section 406 of ERISA, Section 4975 of the Code or such Similar Laws of an investment in the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive, and should not be construed as legal advice or as complete in all relevant respects. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of Section 406 of ERISA, Section 4975 of the Code and any Similar Laws to such investment and as to whether an exemption would be applicable to the purchase and holding of the notes. Investors in the notes have exclusive responsibility for ensuring that their purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The foregoing discussion is based on laws in effect on the date of this prospectus supplement and is subject to any subsequent changes therein.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom Deutsche Bank Securities Inc. is acting as representative, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
Deutsche Bank Securities Inc.	$300,000,000
BofA Securities, Inc.	150,000,000
J.P. Morgan Securities LLC	150,000,000
Wells Fargo Securities, LLC	75,000,000
Goldman Sachs & Co. LLC	37,500,000
Scotia Capital (USA) Inc.	37,500,000

Total	$750,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.25% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow to certain other dealers, a concession not in excess of 0.15% of the principal amount of the notes. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per note	0.400%
Total	$3,000,000

We estimate that expenses associated with this offering to be paid by us, other than the underwriting discount, will be approximately $1.0 million.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

We expect that delivery of the notes will be made to investors on or about the delivery date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

Absence of Public Market for the Notes

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. In addition, we expect that a substantial majority of the notes will initially be held by one holder and that all of the notes will initially be held by a small number of holders, which carries certain risks. See “Risk Factors—Risks Related to the Notes—No active trading market may develop for the notes.” Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

Stabilization

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

PRIIPs Regulation / Prospectus Regulation / Prohibition of Sales to EEA or the United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) outside the United Kingdom, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law. No. 25 of 1948, as amended, the “FIEA”), and disclosure under the FIEA has not been and will not be made with respect to the notes. No notes have, directly or indirectly, been offered or sold, and may not, directly or indirectly, be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly in Japan or to, or for the benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of the FIEA and (ii) in compliance with any other relevant laws, regulations and governmental guidelines of Japan. As used in this paragraph, “resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”)) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in

Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ notes and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or 276(4)(i)(B) of the Securities and Futures Act;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

In this section, any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders, and those underwriters or their affiliates in some cases are also agents, under our revolving credit facility. In addition, certain of the underwriters have also acted as underwriters for one or more of our prior issuances of senior notes under the indenture, and an affiliate of one of the underwriters also acts as trustee under the indenture.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/ or instruments that we or our affiliates may issue. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the notes offered by this prospectus supplement for us. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain matters for the underwriters in connection with this offering. Family members of a partner of Latham & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The financial statements, incorporated in this prospectus supplement and the accompanying prospectus by reference from Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to our change in method of accounting for leases and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Hyatt Hotels Corporation

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On November 22, 2017, the last reported sale price of our Class A common stock was $70.91 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” before making any investment decision.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries. However, in the “Description of Debt Securities” section of this prospectus, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its consolidated subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

As used in this prospectus, the term:

•	“Properties” refers to hotels and residential and vacation ownership units that we develop, own, operate, manage, franchise, or to which we provide services or license our trademarks;

•

“Hyatt portfolio of properties” or “portfolio of properties” refers to hotels and other properties, branded spas and fitness studios, or residential ownership units that we develop, own, operate, manage, franchise, license or provide services to, including under our Park Hyatt, Miraval, Grand Hyatt, Hyatt Regency, Hyatt, Andaz, Hyatt Centric, The Unbound Collection by Hyatt, Hyatt Place, Hyatt House, Hyatt Ziva, Hyatt Zilara and exhale brands;

•

“Residential ownership units” refers to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located adjacent to a full service hotel that is a member of the Hyatt portfolio of properties;

•	“Vacation ownership units” refers to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club; and

•	“Hospitality ventures” refers to entities in which we own less than a 100% equity interest.

As used in this prospectus, the term “colleagues” refers to the more than 110,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties in 56 countries around the world as of December 31, 2016. We directly employ approximately 45,000 of these colleagues. The remaining colleagues are employed by third-party owners and franchisees of our hotels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include statements about our plans, strategies, financial performance, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset disposition, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors discussed in our filings with the SEC, including our Annual Report on Form 10-K;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks;

•	our ability to successfully execute on our strategy to reduce our real estate asset base within the targeted timeframe and at expected values;

•	declines in the value of our real estate assets;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third-party owners;

•	the impact of hotel renovations;

•

risks associated with our capital allocation plans and common stock repurchase program, including the amount and timing of share repurchases and the risk that our common stock repurchase program could increase volatility and fail to enhance stockholder value;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through Internet travel intermediaries;

•	changes in the tastes and preferences of our customers, including the entry of new competitors in the lodging business;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of our third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	our ability to successfully implement our new global loyalty platform and the level of acceptance of the new program by our guests;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 16, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 4, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 2, 2017.

•	Our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, filed with the SEC on April 6, 2017.

•	Our Current Report on Form 8-K filed with the SEC on March 6, 2017.

•	Our Current Report on Form 8-K filed with the SEC on March 22, 2017.

•	Our Current Report on Form 8-K filed with the SEC on May 18, 2017.

•	Our Current Report on Form 8-K filed with the SEC on May 26, 2017.

•	Our Current Report on Form 8-K filed with the SEC on July 18, 2017.

•	Our Current Report on Form 8-K filed with the SEC on August 14, 2017.

•	Our Current Report on Form 8-K filed with the SEC on September 12, 2017.

•	Our Current Report on Form 8-K filed with the SEC on September 14, 2017.

•	Our Current Report on Form 8-K filed with the SEC on October 16, 2017.

•	Our Current Report on Form 8-K filed with the SEC on November 9, 2017.

•	Our Current Report on Form 8-K filed with the SEC on November 15, 2017.

•

The description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, including any amendments or reports filed for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hyatt Hotels Corporation

Attn: Senior Vice President – Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

(312) 750-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Hyatt Hotels Corporation is a global hospitality company engaged in the development, ownership, operation, management, franchising and licensing of a portfolio of properties, including full and select service hotels, resorts, and other properties, including branded spas and fitness studios, and timeshare, fractional and other forms of residential and vacation properties around the world. At September 30, 2017, our worldwide hotel portfolio consisted of 694 full and select service hotels (177,260 rooms), including:

•	291 managed properties (94,685 rooms), all of which we operate under management agreements with third-party property owners;

•	333 franchised properties (54,959 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•	33 owned properties (16,803 rooms) (including 1 consolidated hospitality venture), 1 capital leased property (171 rooms), and 7 operating leased properties (2,411 rooms), all of which we manage; and

•	23 managed properties and 6 franchised properties owned or leased by unconsolidated hospitality ventures (8,231 rooms).

Our worldwide property portfolio also included:

•	3 destination wellness resorts (399 rooms), all of which we own and operate (including 1 consolidated hospitality venture);

•	6 all inclusive resorts (2,401 rooms), all of which are owned by a third party in which we hold a common share investment and which operates the resorts under franchise agreements with us;

•	16 vacation ownership properties, all of which are licensed by Interval Leisure Group, or ILG, under the Hyatt Residence Club brand and operated by third parties, including ILG and its affiliates; and

•

20 residential properties, which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel.

Our worldwide property portfolio also included branded spas and fitness studios, comprised of leased and managed locations.

We report our consolidated operations in U.S. dollars and manage our business within four reportable segments as described below:

Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada and the Caribbean;

ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, as well as Greater China, Australia, South Korea, Japan and Micronesia; and

EAME/SW Asia management and franchising, which consists of our management and franchising of properties located in Europe, Africa, the Middle East, India, Central Asia and Nepal.

Within corporate and other, we include the results of Miraval and exhale, Hyatt Residence Club license fees, results from our co-branded credit card, and unallocated corporate expenses.

Our full service hotels and resorts operate under eight established brands: Park Hyatt, Miraval, Grand Hyatt, Hyatt Regency, Hyatt, Andaz, Hyatt Centric and The Unbound Collection by Hyatt. Our two select service brands are Hyatt Place and Hyatt House, an extended stay brand. Our all inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license our trademarks with respect to vacation ownership units, which are part of the Hyatt Residence Club. In 2014, we sold our vacation ownership business to an affiliate of ILG and entered into a long-term license agreement.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 150 North Riverside Plaza, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Hyatt®, Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt™, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™, Hyatt Residence Club®, Hyatt Residences®, Hyatt Resorts™, World of Hyatt®, and related trademarks, logos, trade names and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation, or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference before you decide whether to purchase our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our securities could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	3.0 x	2.4 x	3.1 x	5.4 x	4.4 x	2.4 x

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax earnings before adjustments for equity earnings (losses) from unconsolidated hospitality ventures; and fixed charges include: interest (expenses and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the interest portion of rent expense that is deemed to be representative of the interest factor, and performance guarantee expense, net. Our performance guarantee arrangements are primarily subject to annual performance guarantee metrics.

For the periods above ended December 31, 2012 through 2016, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends for these periods are identical to the ratios presented for these periods in the table above. For the nine month period ended September 30, 2017, the ratio of earnings to fixed charges includes an immaterial amount of preferred stock dividends as a result of the issuance of redeemable preferred shares by a consolidated hospitality venture for which Hyatt is the managing member in connection with the acquisition of Miraval in January 2017, which has no effect on the ratio for this period presented above.

Please refer to the financial statements and financial information incorporated by reference in this prospectus and accompanying prospectus supplement for more information relating to the foregoing. See “Where You Can Find More Information; Incorporation by Reference.”

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

Our authorized capital stock consists of 1,416,117,742 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	406,117,742 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of November 20, 2017, we had outstanding 46,782,194 shares of Class A common stock held by approximately 32 stockholders of record and 72,175,922 shares of Class B common stock held by 85 stockholders of record. The number of stockholders of record of our Class A common stock (approximately 32 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. This number also excludes 4,273,902 shares of Class A common stock reserved for issuance under our Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended , or LTIP, 497,744 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Employee Stock Purchase Plan, 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan).

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities – Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers:

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs and executors of estates of deceased stockholders;

•

for trusts, corporations, partnerships, limited liability companies or other entities, to their current beneficiaries, shareholders, partners, members or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

•

pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

•

transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto, or the 2007 Stockholders’ Agreement, to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

•

transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions or combinations, or mergers, consolidations, reorganizations or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences and rights of the preferred stock, along with any qualifications, limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders of (a) 2,270,395 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement, or the 2007 Registration Rights Agreement, and (b) 70,053,074 shares of our common stock pursuant to the terms of the Registration Rights Agreement, dated as of October 12, 2009, or the 2009 Registration Rights Agreement. Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Demand Registration Rights

The holders of approximately 72,323,469 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1 “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Short-Form Demand Registration Rights

The holders of approximately 72,323,469 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then-issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 70,053,074 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 72,323,469 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of November 20, 2017, Pritzker family business interests beneficially owned, in the aggregate, approximately 96.9% of our Class B common stock, approximately 58.9% of the total common stock outstanding and approximately 91.0% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders beneficially own as of November 20, 2017, in the aggregate, approximately 3.1% of our Class B common stock, representing approximately 1.9% of the outstanding shares of our common stock and approximately 3.0% of the total voting power of our outstanding common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these stockholders have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

•

holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

•

vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

•

our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

•

an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware General Corporation Law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Holders of 70,053,074 shares, or approximately 58.9%, of our outstanding common stock have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see “Certain Relationships and Related Party Transactions – 2007 Stockholders’ Agreement” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, which is incorporated by reference herein.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is Wells Fargo Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture, dated as of August 14, 2009, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a second supplemental indenture, dated as of August 4, 2011, and a fourth supplemental indenture, dated May 10, 2013, between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

References in this section to “we,” “our,” “us,” “Hyatt” and the “Company” refer to Hyatt Hotels Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its consolidated subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a Board Resolution, by a supplemental indenture or in an Officers’ Certificate and set forth or determined in the manner provided in a Board Resolution, by a supplemental indenture or in an Officers’ Certificate. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal and any premium on the debt securities;

•

the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the currency of denomination of the debt securities, if other than the U.S. dollar, any places in addition to or instead of the offices of the trustee where the principal, premium and interest on the debt securities will be payable or the method of such payment;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities;

•

whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;

•

any obligation we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods and terms and conditions upon which such debt securities shall be redeemed, repurchased or repaid;

•

the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate or period;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal, premium or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes to legal defeasance, covenant defeasance and satisfaction and discharge under the indenture;

•	if other than the principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;

•

whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities and the depositary and form of any legends for such global debt securities;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of, and any addition to or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the intended material U.S. federal income tax consequences of the debt securities;

•	the terms applicable to the debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•	any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the Board Resolution, the Officers’ Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.

Definitive Debt Securities

You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee thereof. See “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Limitations on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Indebtedness, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)

“Permitted Liens” means:

(i)	Liens existing on the date of the indenture;

(ii)	Liens in favor of the Company or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)

Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)

Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi)	Liens securing industrial revenue, pollution control or similar bonds; and

(vii)

any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.

Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “– Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)	the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;

(ii)	the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;

(iii)	the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv)	the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v)

the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or

(vi)

the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above, plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed 15% of Consolidated Net Tangible Assets. (Section 4.08)

Mergers, Consolidations and Sales

Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:

•

the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Mexico, Switzerland or any other country that is a member country of the European Union on the date of the indenture and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

•

the Company shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.

These restrictions will not apply to:

•	any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among the Company and its Subsidiaries; or

•

any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership or a similar conversion. (Section 5.01)

This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.

Certain Definitions

“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date of determination, the amount representing the assets of the Company and its Subsidiaries that would appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP, less (i) all current liabilities and non-controlling interests and (ii) goodwill and other intangibles.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $150,000,000 and 5% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.

“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.

Events of Default

Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:

(i)	default in the payment of the principal of or premium, if any, when due on the debt securities of that series;

(ii)	default for 30 days in the payment of interest when due on the debt securities of that series;

(iii)

the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(iv)

default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an

Event of Default under this clause (iv) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;

(v)

a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “– Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))

Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:

•	the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•

such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)

The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

Defeasance of Debt Securities and Certain Covenants

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain a paying agent, service agent and registrar and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “– Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)

Modification and Waiver

The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:

•	reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;

•

reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders of any debt security) or, once notice of redemption has been given, to the holders of any debt security, the time at which it must thereupon be redeemed);

•	make any debt security issued under the indenture payable in money other than that stated in such debt security;

•

waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;

•	waive a redemption payment with respect to any debt security issued under the indenture; or

•

make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)

The holders of a majority in principal amount of any series of debt securities then outstanding may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee, waive an existing default and its consequences except:

•	a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series;

•	a default arising from the failure to redeem or purchase any debt security of such series when required pursuant to the terms of the indenture; and

•	a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.

However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)

We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect, omission or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of definitive debt securities;

•	to provide for the assumption of our obligations to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•

with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;

•	to establish the form or terms of debt securities and coupons of any series of debt securities; or

•

to add to, change or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding. (Section 9.01)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hyatt Hotels Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.